Exhibit 11

INDEPENDENT AUDITORS' CONSENT

We consent in this Post-Effective Amendment No. 73 to Registration Statement (No. 33-8214) of Standish, Ayer & Wood Investment Trust (including Standish Fixed Income Fund, Standish Small Capitilization Equity Fund, and Standish Equity Fund) to the references to us under the heading "Experts and Financial Statements" appearing in the Statements of Additional Information, which are a part of such Registration Statement.

Deloitte & Touche LLP

Boston, Massachusetts
March 21, 1996